Exhibit 99.1

StoneCastle Financial Corp. Reports Third Quarter 2021 Results

DENVER, November 10, 2021– StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2021.

Third Quarter 2021 Investment Highlights:

•	Invested approximately $20.9 million in six investments

•	Realized proceeds of approximately $5.0 million from the partial sale of one investment

•	Realized proceeds from paydowns and partial paydowns of $4.4 million from six investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

Subsequent to the end of the quarter, the Company invested approximately $11.4 million in two investments and received proceeds of $8.2 million, including paydowns of $3.2 million and $5.0 million from one call.

The estimated annualized yield generated by the invested portfolio as of September 30, 2021 (excluding cash and cash equivalents) was approximately 9.20%.

Third Quarter 2021 Financial Results

Net investment income was $2,799,280 or $0.40 per share, comprised of $4,437,019 gross income, and $1,637,739 of expenses, net of waivers. The Company also reported a net realized and unrealized gain on investments of $0.04 per share. Net Assets at quarter end were $154,545,283. The Company’s Net Asset Value was $21.86 per share, up $0.06 from the prior quarter.

In the third quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on September 28, 2021 to shareholders of record at the close of business on September 21, 2021.

The Company had $55.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 26% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

During the quarter, the Company invested a total of $20.4 million in bank-related regulatory relief capital investments and approximately $506,000 in community bank preferred stock. The Company received total proceeds of approximately $9.4 million, including the partial sale of $5.0 million iShares S&P U.S. Preferred Stock Index Fund (PFF) and $4.4 million from paydowns and partial paydowns from six investments.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on November 10, 2021 at 5:00 pm Eastern time. The call will include a presentation hosted by Chairman & CEO, Sanjai Bhonsle and Patrick J. Farrell, Chief Financial Officer. There will be no open Q&A session. All questions can be immediately addressed by calling StoneCastle Investor Relations at 212-468-5441 or writing ir@stonecastle-financial.com to schedule a session with the management.

The conference call can be accessed by dialing 1-855-327-6837 for domestic callers or 1-631-891-4304 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 24, 2021. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 10016907. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income. StoneCastle Financial is managed by StoneCastle-ArrowMark Asset Management, LLC. To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	September 30, 2021	June 30, 2021
Assets
Investments in securities, at fair value cost: ($204,493,895 and $243,502,615 respectively)	$206,017,271	$246,536,217
Interest and dividends receivable	2,710,372	2,535,516
Other receivable	6,125	-
Cash	224,712	196,016
Unrealized appreciation on forward currency exchange contracts	1,194,584	31,365
Prepaid assets	711,845	797,294
Total assets	210,864,909	250,096,408

Liabilities
Loan payable	55,000,000	53,500,000
Due to custodian	-	51,709,512
Investment advisory fee payable	854,866	865,565
Loan interest payable	-	36,460
Accrued expenses payable	464,760	634,809
Total liabilities	56,319,626	106,746,346
Net Assets	$154,545,283	$143,350,062

Net Assets consist of:
Common stock at par ($0.001 per share)	$7,070	$6,575
Paid-in-Capital	156,020,173	145,188,957
Total distributable earnings / (loss)	(1,481,960)	(1,845,470)
Net Assets	$154,545,283	$143,350,062

Net Asset Value Per Share:
Common Stock Shares Outstanding	7,069,659	6,575,035
Net asset value per common share	$21.86	$21.80
Market price per share	$22.05	$22.01
Market price premium to net asset value per share	0.87%	0.96%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended September 30, 2021	For The Three Months Ended June 30, 2021
Investment Income
Interest	$3,816,714	$3,528,605
Dividends	558,441	653,832
Origination fee income	32,278	32,127
Other income (service fees and due diligence fees)	29,586	39,881
Total Investment Income	4,437,019	4,254,445

Expenses
Investment advisory fees	929,866	865,565
Interest expense	312,679	299,707
Directors’ fees	104,721	104,197
Transfer agent, custodian fees and administrator fees	73,159	72,364
Bank administration fees	40,457	40,017
Professional fees	79,313	78,451
ABA marketing and licensing fees	17,650	20,789
Investor relations fees	31,204	30,866
Delaware franchise tax	22,943	22,694
Insurance expense	18,148	17,951
Valuation fees	15,152	14,988
Miscellaneous fees (proxy, rating agency, etc.)	67,447	48,488
Total expenses	1,712,739	1,616,077
Less: Advisory fee waiver	(75,000)	-
Net expenses after waivers	1,637,739	1,616,077
Net Investment Income	2,799,280	2,638,368

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized gain / (loss) on investments	374,742	(960,605)
Net realized gain from forward foreign currency contracts	(550,632)	192,322
Net realized gain / (loss) from foreign currency translations	955,183	(711,007)
Net change in net unrealized appreciation / (depreciation) on investments	(1,510,227)	2,548,098
Net change in unrealized appreciation / (depreciation) on written options	-	-
Net change in unrealized appreciation / (depreciation) on forward currency contracts	1,163,219	(173,387)
Net change in unrealized appreciation / (depreciation) on foreign currency translations	(182,488)	183,084
Net realized and unrealized gain/(loss) on investments, written options, forward foreign currency contracts and foreign currency translations	249,797	1,078,505
Net Increase in Net Assets Resulting From Operations	$3,049,077	$3,716,873

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended September 30, 2021
Per Share Operating Performance
Net Asset Value, beginning of period	$21.80
Net investment income(1)	0.40
Net realized and unrealized gain on investments	0.04
Total from investment operations	0.44

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$21.86
Per share market value, end of period	$22.05

Total Investment Return (2)
Based on market value	1.98%
Based on net asset value	2.08%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$154.5

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.56%
Expenses after waivers(5)*	4.36%
Net investment income(6)*	7.46%
Portfolio turnover rate **	5%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$55,000
Asset coverage per $1,000 for revolving credit agreement(7)	3,810

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.53%.
(4)	Ratio of expenses before waivers to average managed assets equals 2.95%.
(5)	Ratio of expenses after waivers to average managed assets equals 2.82%.
(6)	Ratio of net investment income to average managed assets equals 4.82%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized